Exhibit 16.1

July 16, 2015

U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549

Re: Golden Enterprises, Inc.
File No. 0-4339

Dear Sir or Madam,

We have read item 4.01 of Form 8-K of Golden Enterprises, Inc. dated July 16, 2015, and agree with the statements concerning our Firm contained therin.

Sincerely,